FIRST NATIONAL SOUTH
                          SALARY CONTINUATION AGREEMENT


         THIS AGREEMENT is made this ____ day of , 1997, by and between FIRST NATIONAL SOUTH, a national banking association located at 307 North Main Street, Marion, South Carolina (the "Bank") and Chester A. Duke (the "Executive").

                                  INTRODUCTION

         To encourage the Executive to remain an employee of the Bank, the Bank is willing to provide salary continuation benefits to the Executive. The Bank will pay the benefits from its general assets.

                                    AGREEMENT

         The Executive and the Bank agree as follows:

                                    Article 1
                                   Definitions

         1.1 Definitions. Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

               1.1.1"Change of Control" means the transfer of more than 50% of the Company's outstanding voting common stock or if the Company is merged or consolidated with another corporation in an acquisition transaction or the Company sells substantially all of the assets of the Company, or the Bank which employs the Executive is merged or consolidated with another bank which is not owned at least 50% by the Company or its subsidiary or the Bank has a change of control in which more than 50% of the stock of the Bank is acquired or the Bank sells substantially all of its assets.

               1.1.2 "Code" means the Internal Revenue Code of 1986, as amended.

               1.1.3 "Company" means M&M Financial Corporation, a South Carolina corporation, which owns 100% of the outstanding capital stock of the Bank.

               1.1.4 "Disability" means the Executive's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.


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               1.1.5 "Early  Termination"  means the  Termination  of Employment before Normal Retirement Age for reasons other than death, Disability, Termination for Cause or following a Change of Control.

               1.1.6 "Early Termination Date" means the month, day and year in which Early Termination occurs.

               1.1.7  "Normal   Retirement  Age"  means  the  Executive's   65th
          birthday.

               1.1.8 "Normal Retirement Date" means the later of the Normal Retirement Age or Termination of Employment.

               1.1.9 "Plan Year" means a 12 month calendar year. The initial Plan Year shall begin as of August 1, 1997.

               1.1.10 "Termination for Cause" See Section 5.1(b).

               1.1.11 "Termination of Employment" means that the Executive ceases to be employed by the Bank for any reason whatsoever other than by reason of a leave of absence which is approved by the Bank. For purposes of this Agreement, if there is a dispute over the employment status of the Executive or the date of the Executive's Termination of Employment, the Bank shall have the sole and absolute right to decide the dispute.

                                    Article 2
                                Lifetime Benefits

         2.1 Normal Retirement Benefit. Upon Termination of Employment on or after the Normal Retirement Age for reasons other than death, the Bank shall pay to the Executive the benefit described in this Section 2.1 in lieu of any other benefit under this Agreement.

               2.1.1 Amount of Benefit.  The annual  benefit  under this Section
          2.1 is $48,785, increased 3% of the amount of such benefit for the preceding year, each year between the date of this Agreement and the Executive's Normal Retirement Date.

               2.1.2 Payment of Benefit. The Bank shall pay the annual benefit to the Executive in 12 equal monthly installments payable on the first day of each month commencing with the month following the Executive's Normal Retirement Date and continuing for 227 additional months.

               2.1.3 Benefit  Increases.  Commencing on the first anniversary of the first benefit payment, and continuing on each subsequent anniversary, the Bank's Board of Directors, in its sole discretion, may increase the benefit.


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         2.2 Early Termination Benefit.  Upon Early Termination,  the Bank shall pay to the Executive the benefit described in this Section 2.2 in lieu of any other benefit under this Agreement.

               2.2.1 Amount of Benefit.  The annual  benefit  under this Section
          2.2 is the Early Termination Benefit Payable at 65 set forth in Schedule A, for the Plan Year ending immediately prior to the Early Termination Date.

               2.2.2 Payment of Benefit. The Bank shall pay the annual benefit to the Executive in 12 equal monthly installments payable on the first day of each month commencing with the month following the Normal Retirement Date and continuing for 227 additional months.

               2.2.3 Benefit Increases. Benefit payments may be increased as provided in Section 2.1.3.

         2.3 Disability Benefit. If the Executive terminates employment due to Disability prior to Normal Retirement Age, the Bank shall pay to the Executive the benefit described in this Section 2.3 in lieu of any other benefit under this Agreement.

               2.3.1 Amount of Benefit.  The annual  benefit  under this Section
          2.3 is the Disability Benefit Payable Immediately on Termination of Employment as set forth in Schedule A, for the Plan Year ending immediately prior to the date in which Termination of Employment occurs.

               2.3.2 Payment of Benefit. The Bank shall pay the annual benefit amount to the Executive in 12 equal monthly installments payable on the first day of each month commencing with the month following the Termination of Employment and continuing for 227 additional months.

               2.3.3 Benefit Increases. Benefit payments may be increased as provided in Section 2.1.3.

         2.4 Change of Control Benefit. If the Executive is in the active service of the Bank at the time of a Change of Control, the Bank shall pay to the Executive the benefit described in this Section 2.4 in lieu of any other benefit under this Agreement.

               2.4.1 Amount of Benefit. The benefit is the accrual account balance at the Normal Retirement Age ($585,131) discounted to the date of the Change of Control at 8% compounded monthly.

               2.4.2 Payment of Benefit. The Bank shall pay the benefit to the Executive in a lump sum within 60 days alter the date of the Change of Control.


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



                                    Article 3
                                 Death Benefits

         3.1 Death During Active Service. If the Executive dies while in the active service of the Bank, the Bank shall pay to the Executive's beneficiary the benefit described in this Section 3.1. This benefit shall be paid in lieu of the Lifetime Benefits of Article 2.

               3.1.1 Amount of Benefit.  The annual  benefit  under this Section
          3.1 is the  Normal  Retirement  Benefit  amount  described  in Section
          2.1.1,  calculated  as if the date of death was the Normal  Retirement
          Age.

               3.1.2 Payment of Benefit. The Bank shall pay the annual benefit to the beneficiary in 12 equal monthly installments payable on the first day of each month commencing with the month following the Executive's death and continuing for 227 additional months. 3.2 Death During Benefit Period. If the Executive dies after the benefit payments have commenced under this Agreement, the Bank shall pay the benefits to the Executive's beneficiary at the same time and in the same amounts as they would have been paid to the Executive for the remainder of the nineteen year period from the commencement of benefits.

                                    Article 4
                                  Beneficiaries

         4.1 Beneficiary Designations. The Executive shall designate a beneficiary by filing a written designation with the Bank. The Executive may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Executive and accepted by the Bank during the Executive's lifetime. The Executive's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive, or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved. If the Executive dies without a valid beneficiary designation, all payments shall be made to the Executive's surviving spouse, if any, and if none, to the Executive's surviving children and the descendants of any deceased child by right of representation, and if no children or descendants survive, to the Executive's estate. If a beneficiary dies after beginning to receive payments hereunder, then such payments shall continue to be paid to the beneficiary's estate.

         4.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incapacitated, or to a person incapable of handling the disposition of his or her property, the Bank may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incapacitated person or incapable person. The Bank may require proof of incapacity, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Bank from all liability with respect to such benefit.



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



                                    Article 5
                               General Limitations

         5.1 Notwithstanding any provision of this Agreement to the contrary, the Bank shall not pay any benefit under this Agreement:

               (a) To the extent the benefit would be an "excess parachute payment" as that term is defined under Section 28OG of the Code; or

               (b) If the Bank terminates the Executive's employment for "cause," which shall include:

                    (i) Gross negligence or gross neglect of duties;

                    (ii) Commission of felony or of a misdemeanor involving moral turpitude; or

                    (iii) Fraud,  disloyalty,  dishonesty or wilful violation of any law or significant Bank policy or commission or omission of any act committed in connection with the Executive's employment and resulting in an adverse effect on the Bank.

         5.2 Competition After Termination of Employment. No benefits shall be payable if the Executive during a period of three (3) years following the Executive's termination or retirement, without the prior written consent of the Bank, engages in, becomes interested in, directly or indirectly, as a sole proprietor, as a partner in a partnership, or as a substantial shareholder in a corporation, or becomes associated with, in the capacity of employee, director, officer, principal, agent, trustee or in any other capacity whatsoever, any enterprise conducted in the trading area (a fifty (50) mile radius) of the business of the Bank, which enterprise is, or may deemed to be, competitive with any business carried on by the Bank as of the date of termination of the Executive's employment or his retirement. This section shall not apply following a Change of Control.

         5.3 Suicide or Misstatement. No benefits shall be payable if the Executive commits suicide within two years after the date of this Agreement, or if the Executive has made any material misstatement of fact on any application for life insurance purchased by the Bank.

                                    Article 6
                          Claims and Review Procedures

         6.1 Claims Procedure. The Bank shall notify any person or entity that makes a claim against the Agreement (the "Claimant") in writing, within ninety
(90) days of his or her written application for benefits, of his or her eligibility or noneligibility for benefits under the Agreement. If the Bank determines that the Claimant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the

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provisions of the Agreement on which the denial is based,  (3) a description  of any additional information or material necessary for the Claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of the Agreement's claims review procedure and other appropriate information as to the steps to be taken if the Claimant wishes to have the claim reviewed. if the Bank determines that there are special circumstances requiring additional time to make a decision, the Bank shall notify the Claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety-day period.

         6.2 Review Procedure. If the Claimant is determined by the Bank not to be eligible for benefits, or if the Claimant believes that he or she is entitled to greater or different benefits, the Claimant shall have the opportunity to have such claim reviewed by the Bank by filing a petition for review with the Bank within sixty (60) days after receipt of the notice issued by the Bank. Said petition shall state the specific reasons which the Claimant believes entitle him or her to benefits or to greater or different benefits. Within sixty (60) days alter receipt by the Bank of the petition, the Bank shall afford the Claimant (and counsel, if any) an opportunity to present his or her position to the Bank orally or in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents. The Bank shall notify the Claimant of its decision in writing within the sixty-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the Claimant and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another sixty-day period at the election of the Bank, but notice of this deferral shall be given to the Claimant.

                                    Article 7
                           Amendments and Termination

         This Agreement may be amended or terminated only by a written agreement signed by the Bank and the Executive.

                                    Article 8
                                  Miscellaneous

         8.1 Binding Effect. This Agreement shall bind the Executive and the Bank, and their beneficiaries, survivors, executors, successors, administrators and transferees.

         8.2 No Guarantee of Employment. This Agreement is not an employment policy or contract It does not give the Executive the right to remain an employee of the Bank, nor does it interfere with the Bank's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

         8.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

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         8.4 Tax  Withholding.  The  Bank  shall  withhold  any  taxes  that are required to be withheld from the benefits provided under this Agreement.

         8.5 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the' State of South Carolina, except to the extent preempted by the laws of the United States of America.

         8.6 Unfunded Arrangement. The Executive and beneficiary are general unsecured creditors of the Bank for the payment of benefits under this Agreement. The benefits represent the mere promise by the Bank to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life is a general asset of the Bank to which the Executive and beneficiary have no preferred or secured claim.

         8.7 Recovery of Estate Taxes. If the Executive's gross estate for federal estate tax purposes includes any amount determined by reference to and on account of this Agreement, and if the beneficiary is other than the Executive's estate, then the Executive's estate shall be entitled to recover from the beneficiary receiving such benefit under the terms of the Agreement, an amount by which the total estate tax due by the Executive's estate, exceeds the total estate tax which would have been payable if the value of such benefit had not been included in the Executive's gross estate. If there is more than one person receiving such benefit, the right of recovery shall be against each such person. In the event the beneficiary has a liability hereunder, the beneficiary may petition the Bank for a lump sum payment in an amount not to exceed the beneficiary's liability hereunder.

         8.8 Entire Agreement. This Agreement constitutes the entire agreement between the Bank and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

         8.9 Administration. The Bank shall have powers which are necessary to administer this Agreement, including but not limited to:

               (a) Interpreting the provisions of the Agreement;

               (b) Establishing and revising the method of accounting for the Agreement;

               (c) Maintaining a record of benefit payments; and

               (d) Establishing rules and prescribing any forms necessary or desirable to administer the Agreement.

         IN WITNESS WHEREOF, the Executive and a duly authorized Bank officer have signed this Agreement.


                              [SIGNATURES OMITTED]




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


                             BENEFICIARY DESIGNATION


                              FIRST NATIONAL SOUTH

                          SALARY CONTINUATION AGREEMENT


                                 Chester A. Duke

I designate the following as beneficiary of any death benefits under the Salary Continuation Agreement:

Primary:------------------------------------------------------------------------
--------------------------------------------------------------------------------

Contingent:---------------------------------------------------------------------
--------------------------------------------------------------------------------


Note: To name a trust as beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.

I understand that I may change these beneficiary designations by filing a new written designation with the Bank I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary, in the event of the dissolution of our marriage.


Signature-----------------------

Date----------------------------


Accepted by the Bank this ---- day of ------------- 199--


By -------------------------

Title ----------------------


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                              FIRST NATIONAL SOUTH

                          SALARY CONTINUATION AGREEMENT

                                   SCHEDULE A


                                 Chester A. Duke


                                    Early Termination            Disability

     Plan          Accrual               Benefit                   Benefit

     Year          Balance            Payable at 65          Payable Immediately

       1           $44,247               $7,928                    $4,537

       2           93,751                15,511                     9,613

       3           149,353               22,816                    15,315

       4           212,135               29,924                    21,752

       5           283,574               36,936                    29,078

       6           365,877               44,003                    37,517

       7           462,954               51,411                    47,471

       8           585,131               59,999                    59,999





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